Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1, Amendment No. 2, pertaining to 2,213,750 shares of Romantique Ltd. common stock of our report dated April 11, 2013 on the financial statements of Romantique Ltd. for the period September 6, 2012 (inception) to November 30, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
July 3, 2013